UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

Interplay Entertainment Corp.

(Exact name of registrant as specified in its charter)

Delaware 0-24363 33-0102707

(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) file number) Identification No.)

1682 Langley Avenue, Irvine, California 92619

(Address of principal executive offices)

(Registrant's telephone number, including area code): (310) 432-1958

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On May 3, 2006 Interplay Entertainment Corp. (the "Company") entered into a Stipulation of Settlement with various Special Situations Funds. Under this Stipulation of Settlement the Company agreed to issue a total of 10,000,000 shares of its unregistered common stock and made a payment in the amount of approximately $239,000. Following the issuance of such shares, and in consideration of such issuance and such payment, satisfaction of judgments in the amount of approximately $776,000 recorded against the Company by various Special Situations Funds will be filed. Such shares will be issued in a private placement pursuant to section 4(2) of the Securities Act of 1933 and will be issued prior to the satisfaction of judgments which must occur within 10 business days following the Company's remittance of approximately $239,000 and the issuance of such shares.

Exhibit Index:

99.1 Form of Stipulation of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interplay Entertainment Corp.

(Registrant)

DATE: May 9, 2006 By: /s/ Herve Caen

Herve Caen, CEO/Interim CFO

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